Exhibit 99.1

Intrawest Reports Fiscal 2015 Fourth Quarter and Full Year Results

- Exceeds High End of Fiscal 2015 Guidance Range -
- Provides Fiscal 2016 Outlook -

Denver, Colorado, September 9, 2015 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort, adventure, and real estate company, today reported results for the three and twelve months ended June 30, 2015. Fiscal 2015 results include Blue Mountain which was acquired in September 2014. In the prior year, the Company’s 50% interest in Blue Mountain was accounted for under the equity method and results included only 50% of Blue’s Adjusted EBITDA and none of Blue’s skier visits or revenue. For comparative purposes, the Company has provided certain Same Store metrics calculated as if Blue was 100% owned in both periods and on a constant currency basis.
Financial Highlights

•	Fiscal 2015 Net loss attributable to Intrawest Resorts Holdings, Inc. improved to $6.9 million versus a loss of $189.4 million in fiscal 2014.

•	Fiscal 2015 Adjusted EBITDA grew 11.4% to $112.7 million compared to the prior year, or 10.4% on a Same Store basis.

•	Fiscal 2015 Total segment revenue increased 13.8% to $582.0 million compared to the prior year, or 5.8% on a Same Store basis.

•	Before the fall sales promotions, season pass and frequency product sales for the 2015/2016 season were up approximately 15% versus the same time last year.

“We experienced strong growth in both Revenue and Adjusted EBITDA for fiscal 2015, particularly in our Mountain Segment. Our results continue to reflect the power of our season pass and frequency product program, successful pricing initiatives, increased visitation, and the impact of our growth capital investments,” stated Tom Marano, Chief Executive Officer. “We achieved these results due to the success of our Blue Mountain acquisition and significant organic growth generated at our mountain resorts despite below average snowfall and challenging conditions this ski season. As we look ahead to the upcoming ski season, we are excited to build on our achievements of last year. With the current strength in season pass and frequency product sales and CMH reservations, our expanded season pass offerings, and additional capital improvements, we are well positioned for another successful ski season.”

Fiscal Year Ended June 30, 2015

Below are the Company's results for the fiscal year ended June 30, 2015 as compared to the prior year:

Consolidated Results

•	Consolidated revenue increased $62.3 million, or 11.9%, to $587.6 million.

•
Net loss attributable to Intrawest Resorts Holdings, Inc. improved $182.5 million, or 96.3%, to $6.9 million, or $0.15 per diluted share. This growth was primarily attributable to a $129.0 million reduction in interest expense and $34.8 million reduction in loss on extinguishment of debt, both as a result of the restructuring and refinancing that occurred in December 2013, as well as a $19.9 million increase in income from operations.

•
Total Adjusted EBITDA grew $11.5 million, or 11.4%, to $112.7 million. The increase was largely driven by the Mountain Segment due to the Blue Mountain acquisition and organic growth across all lines of business within the Mountain Segment.

Mountain Segment

•	Mountain revenue increased $75.1 million, or 21.4%, to $425.9 million, primarily due to the Blue Mountain acquisition.

•	On a Same Store basis, Mountain revenue grew $27.4 million, or 6.4%, primarily due to increases in season pass and frequency product revenue and revenue from guest services.

•
Mountain Adjusted EBITDA improved $13.6 million, or 18.0%, to $89.0 million, primarily due to the $75.1 million growth in Mountain revenue, partially offset by a $55.2 million increase in Mountain operating expenses.

•	On a Same Store basis, Mountain Adjusted EBITDA increased $10.3 million, or 12.6%.

Adventure Segment

•	Adventure revenue declined $5.3 million, or 5.2%, to $96.8 million, primarily due to a $10.0 million unfavorable foreign currency translation adjustment.

•	Adventure Adjusted EBITDA decreased $3.3 million, or 19.6%, to $13.3 million, primarily due to a $2.5 million unfavorable foreign currency translation adjustment.

•	On a constant currency basis, Adventure Adjusted EBITDA decreased by $0.8 million, or 4.6%.

Real Estate Segment

•	Real Estate revenue increased $0.7 million, or 1.3%, to $59.3 million, primarily due to the sale of a parcel of land at Tremblant.

•	Real Estate Adjusted EBITDA improved $1.2 million, or 13.1%, to $10.4 million, primarily due to a gain on the sale of the parcel of land at Tremblant.

•	On a constant currency basis, Real Estate revenue grew by $2.2 million, or 3.8%, and Real Estate Adjusted EBITDA increased by $1.6 million, or 17.5%.

Fiscal 2016 Outlook
For the full fiscal year 2016, the Company expects:

•	Total Segment Revenue in the range of $571 million to $596 million*

•	Mountain Segment Revenue in the range of $435 million to $450 million

•	Adventure Segment Revenue in the range of $85 million to $90 million

•	Real Estate Segment Revenue in the range of $51 million to $56 million

•	Total Adjusted EBITDA in the range of $116 million to $121 million*

•	Mountain Adjusted EBITDA in the range of $96 million to $100 million

•	Adventure Adjusted EBITDA in the range of $12 million to $14 million

•	Real Estate Adjusted EBITDA in the range of $7 million to $8 million

•	Net Income Attributable to Intrawest Resorts Holdings, Inc. in the range of zero to $10 million

The Company's outlook for fiscal 2016 assumes a USD/CAD exchange rate of 1.33 and average snowfall and weather conditions.

•	In constant currency, the Fiscal 2016 Adjusted EBITDA guidance represents growth in the range of 6% to 10%.

•	Before the fall sales promotions, season pass and frequency product sales for the 2015/2016 season were up approximately 15% versus the same time last year.

•	Canadian Mountain Holidays ("CMH") winter guest night reservations for the 2015/2016 season are up approximately 8% versus this time last year.
*Note: The sum of the guidance provided for the individual segments may not equal total guidance due to rounding.
Webcast and Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern on Wednesday, September 9, 2015. Participants may access the live webcast by visiting the Company’s investor relations website at ir.intrawest.com. The call can also be accessed by dialing (877) 705-6003, or (201) 493-6725 for international participants.

The replay of the call will be available from approximately 12:00 p.m. Eastern Time on September 9, 2015 through midnight Eastern Time on September 23, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13618606. The archive of the webcast will be available on the Company’s website for a limited time.

About Intrawest Resorts Holdings, Inc.
Intrawest is a North American mountain resort, adventure, and real estate company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns six four-season mountain resorts geographically diversified across North America's major ski regions with approximately 8,000 skiable acres and over 1,130 acres of land available for real estate development. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages, markets and sells vacation club properties; manages condominium hotel properties; and markets and sells residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements
This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; lack of access to adequate supplies of water to make snow and otherwise conduct our operations; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our recent acquisition and other risks associated with our acquisition strategy; Steamboat Ski & Resort's dependence on subsidized direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; risks of foreign currency fluctuations which could reduce the U.S. dollar value of our Canadian earnings; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change on our business operations; our ability to maintain effective internal control over financial reporting; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; risks associated with Fortress’s ownership of a majority of our outstanding common stock; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2015, filed with the Securities and Exchange Commission (“SEC”) on September 9, 2015, as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Investor Relations
Intrawest Resorts Holdings, Inc.
(303) 749-8370
InvestorRelations@intrawest.com

INTRAWEST RESORTS HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Revenue	$70,590	$56,911	$587,589	$525,253
Operating expenses	97,053	82,723	492,917	452,202
Depreciation and amortization	15,011	14,301	59,076	55,413
(Gain) loss on disposal of assets	(1,154)	268	(2,280)	267
Impairment of real estate and long-lived assets	—	238	—	871
Loss on remeasurement of equity method investment	—	—	1,454	—
Income (loss) from operations	(40,320)	(40,619)	36,422	16,500
Interest income	1,009	108	4,185	4,728
Interest expense on third party debt	(10,168)	(10,830)	(43,891)	(53,004)
Interest expense on notes payable to affiliates	—	—	—	(119,858)
Loss from equity method investments	(3,505)	(3,398)	(3,810)	(271)
Loss on extinguishment of debt	(676)	—	(676)	(35,480)
Other expense, net	(461)	(342)	(1,231)	(986)
Loss before income taxes	(54,121)	(55,081)	(9,001)	(188,371)
Income tax (benefit) expense	(1,516)	303	(3,902)	677
Net loss	(52,605)	(55,384)	(5,099)	(189,048)
Income (loss) attributable to noncontrolling interest	961	(491)	1,821	369
Net loss attributable to Intrawest Resorts Holdings, Inc.	$(53,566)	$(54,893)	$(6,920)	$(189,417)

Weighted average shares of common stock outstanding:
Basic and diluted	45,183	45,007	45,099	43,132
Net loss attributable to Intrawest Resorts Holdings, Inc. per share:
Basic and diluted	$(1.19)	$(1.22)	$(0.15)	$(4.39)

Statement Concerning Non-GAAP Financial Measures
We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure.
Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part on Adjusted EBITDA.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA as a supplemental measure.

Mountain Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Skier Visits	202,400	199,559	2,841	1.4%	4,192,492	3,412,141	780,351	22.9%
Revenue per Visit	$87.93	$64.75	$23.18	35.8%	$86.03	$87.27	$(1.24)	(1.4)%
ETP	$39.03	$29.64	$9.39	31.7%	$42.21	$43.03	$(0.82)	(1.9)%
RevPAR	$32.68	$19.07	$13.61	71.4%	$62.79	$53.55	$9.24	17.3%
ADR	$127.56	$110.93	$16.63	15.0%	$158.02	$155.41	$2.61	1.7%
Mountain Revenue:
Lift	$9,195	$6,592	$2,603	39.5%	$182,286	$151,490	$30,796	20.3%
Lodging	9,276	5,628	3,648	64.8%	57,814	42,294	15,520	36.7%
Ski School	1,324	993	331	33.3%	33,086	28,943	4,143	14.3%
Retail and Rental	4,329	3,270	1,059	32.4%	56,125	45,214	10,911	24.1%
Food and Beverage	6,432	3,845	2,587	67.3%	56,726	46,335	10,391	22.4%
Other	6,313	6,212	101	1.6%	39,892	36,587	3,305	9.0%
Mountain revenue	$36,869	$26,540	$10,329	38.9%	$425,929	$350,863	$75,066	21.4%

Mountain Adjusted EBITDA	$(25,222)	$(24,610)	$(612)	2.5%	$88,972	$75,417	$13,555	18.0%

Adventure Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Adventure revenue	$19,362	$17,661	$1,701	9.6%	$96,799	$102,070	(5,271)	(5.2)%
Adventure Adjusted EBITDA	$538	$(1,625)	$2,163	(133.1)%	$13,305	$16,558	(3,253)	(19.6)%

Real Estate Segment (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Real Estate revenue	$11,416	$12,482	$(1,066)	(8.5)%	$59,274	$58,530	$744	1.3%
Real Estate Adjusted EBITDA	$966	$1,799	$(833)	(46.3)%	$10,423	$9,219	$1,204	13.1%

Total Segment Revenue and Adjusted EBITDA (dollars in thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
Total segment revenue	$67,647	$56,683	$10,964	19.3%	$582,002	$511,463	$70,539	13.8%
Total Adjusted EBITDA	$(23,718)	$(24,436)	$718	(2.9)%	$112,700	$101,194	$11,506	11.4%

The following table presents consolidated revenue, net income (loss) reconciled to Adjusted EBITDA, and Adjusted EBITDA by segment (dollars in thousands):

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Revenue:
Mountain	$36,869	$26,540	$425,929	$350,863
Adventure	19,362	17,661	96,799	102,070
Real Estate	11,416	12,482	59,274	58,530
Total segment revenue	67,647	56,683	582,002	511,463
Legacy, non-core and other revenue	2,943	228	5,587	13,790
Total revenue	$70,590	$56,911	$587,589	$525,253

Net loss attributable to Intrawest Resorts Holdings, Inc.	$(53,566)	$(54,893)	$(6,920)	$(189,417)
Legacy and other non-core expenses, net	919	(1,186)	3,663	4,164
Other operating expenses	2,327	3,137	9,789	11,200
Depreciation and amortization	15,011	14,301	59,076	55,413
(Gain) loss on disposal of assets	(1,154)	268	(2,280)	267
Impairment of real estate and long-lived assets	—	238	—	871
Loss on remeasurement of equity method investment	—	—	1,454	—
Interest income, net	(102)	950	(274)	(319)
Interest expense on third party debt	10,168	10,830	43,891	53,004
Interest expense on notes payable to affiliates	—	—	—	119,858
Loss from equity method investments	3,505	3,398	3,810	271
Pro rata share of Adjusted EBITDA related to equity method investments	(85)	(2,257)	3,252	9,153
Adjusted EBITDA attributable to noncontrolling interest	(1,324)	657	(2,484)	(620)
Loss on extinguishment of debt	676	—	676	35,480
Other expense, net	462	309	1,128	823
Income tax (benefit) expense	(1,516)	303	(3,902)	677
Income (loss) attributable to noncontrolling interest	961	(491)	1,821	369
Total Adjusted EBITDA	$(23,718)	$(24,436)	$112,700	$101,194

Mountain	$(25,222)	$(24,610)	$88,972	$75,417
Adventure	538	(1,625)	13,305	16,558
Real Estate	966	1,799	10,423	9,219
Total Adjusted EBITDA	$(23,718)	$(24,436)	$112,700	$101,194